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Exhibit 99.1

Access Plans USA Names Michael Owens as Chief Marketing Officer;
CEO Receiving Medical Treatment, Continues to Direct Company Operations

For Immediate Release

Contact: Nancy Zalud

VP-Communications

972-915-3218

IRVING, TX, May 9, 2007—Access Plans USA, Inc. (NASDAQ: AUSA), a nationwide distributor of health insurance and non-insurance health care programs that provide access to affordable health care for the growing number of uninsured and/or underinsured in the United States, today announced that Michael K. Owens, Jr. has been appointed Chief Marketing Officer. In this capacity, Owens will have responsibility for directing the sales and marketing initiatives of the company’s Insurance Marketing Division and Consumer Plan Division. The company also announced that Peter Nauert is recovering from recent surgery for a medical condition. During his treatment and recovery, Nauert will continue to manage the company as its Chief Executive Officer, President and the Chairman of its Board of Directors.

“I am delighted that Mike Owens will be heading the marketing of two of our operating divisions,” Nauert said. “Mike has been extremely effective in his role as President of our medical insurance marketing organization, AHCP. He will bring this same efficiency to his expanded responsibilities. Frank Apodaca, President and CEO of the company’s Access HealthSource, Inc. subsidiary, will continue to manage both operations and marketing for our Regional Health Care Division.

“While I am going through my treatment protocol, I will be continuing to oversee our company’s execution of its business plans,” Nauert said. “Access Plans has developed a strong senior management team that is very capable of performing both on a day-to-day basis and strategically. I am confident in their ability to execute the many programs that we have developed over the past few months, including rolling out a number of new products.”

Owens commented: “All of the marketing entities of Access Plans will continue to operate with the same high level of service and professionalism that we have built for years. Peter’s enthusiasm and determination for our objectives are unchanged and are shared among all of the management and employees of Access Plans and its subsidiaries.

“We want to assure our shareholders, our employees, our marketing partners and our other business associates that we are continuing on the course that Peter has directed for the company,” Owens added. “There are no changes to the programs and plans that we have developed and are currently implementing.”

Owens joined the company in January 2002. He has served as President of America’s Health Care/Rx Plan Agency (AHCP) since January 2006. Previously, he served as Vice President of Corporate Development for Ceres Group, Inc., a publicly-traded insurance company from January 1999 through June of 2002.

About Access Plans USA
Access Plans USA distributes a broad array of health insurance products to individuals and families and non-insurance health care discount programs to affordably address the needs of uninsured or underinsured individuals. The Company also provides third party claims administration, provider network management, and utilization management services to employers and employee groups. Access Plans USA provides the highest quality of products and administrative services that work for our customers. We are committed to assuring that our clients have access to health care that they need at prices they can afford. For more information on Access Plans USA, Inc. please visit www.accessplansusa.com.

Disclaimer
Certain statements included in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believes”, “expects”, “may”, “will”, or “should”, or other variations thereon, and by discussions of strategies that involve risks and uncertainties. Access Plans USA, Inc. actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include general economic and business conditions; the ability of Access Plans USA to implement its business strategies; competition; availability of key personnel; increasing operating costs; unsuccessful promotional efforts; changes in brand awareness; acceptance of new product offerings; retention of members, independent marketing representatives and agents; and changes in, or the failure to comply with, government regulations. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events, or otherwise.